UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2008

Helix Energy Solutions Group, Inc.
 (Exact name of registrant as specified in its charter)

Minnesota	001-32936	95-3409686
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 North Sam Houston Parkway East, Suite 400 Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-618-0400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Company previously announced in the Company’s Current Report dated June 11, 2008, that its Board of Directors has appointed Anthony Tripodo as its new Executive Vice President and Chief Financial Officer effective June 25, 2008. In connection with Mr. Tripodo’s appointment as Executive Vice President and Chief Financial Officer, the Company has entered into an Employment Agreement with him dated June 25, 2008. The Company hereby incorporates by reference the disclosure made in Item 5.02 below.

As also previously disclosed in the Company’s Current Report dated June 11, 2008, A. Wade Pursell resigned as Executive Vice President and Chief Financial Officer of the Company effective June 25, 2008. In connection with Mr. Pursell’s resignation, the Company has entered into a Separation Agreement with Mr. Pursell dated June 25, 2008. Mr. Pursell will remain an employee of the Company until July 4, 2008. The Company hereby incorporates by reference the disclosure made in Item 5.02 below.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with Mr. Pursell’s execution of the Separation Agreement, Mr. Pursell’s existing Employment Agreement with the Company will be terminated as of July 4, 2008. The Company hereby incorporates by reference the disclosure made in Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Vice President and Chief Financial Officer Appointed

The Company previously announced that its Board of Directors has appointed Anthony Tripodo as its Executive Vice President and Chief Financial Officer, effective June 25, 2008. In connection with Mr. Tripodo’s appointment as Executive Vice President and Chief Financial Officer, the Company has entered into an Employment Agreement with him dated June 25, 2008. The following is a brief summary of the material terms of the Employment Agreement:

•	An initial base salary equal to $365,000,

•	A signing bonus equal to $75,000,

•	Annual incentive compensation in an amount not less than the greater of $450,000 or 100% of Mr. Tripodo’s base salary,

•	An initial restricted stock grant of 70,500 shares which shall vest 20% per year beginning on the first anniversary of the grant, and

•	Other standard benefits.

In additional, certain shares of restricted stock previously granted to Mr. Tripodo as a director of the Company in lieu of his quarterly director fees shall continue to vest in accordance with their respective vesting schedules based on his service as an officer of the Company. All other shares of restricted stock granted to Mr. Tripodo as a director shall be forfeited.

In the event Mr. Tripodo’s employment is terminated without cause or Mr. Tripodo terminates his employment for “good reason,” as such terms are defined in the Employment Agreement, the Company shall pay Mr. Tripodo an amount equal to two times his base annual salary, any unpaid amount with respect to the previous year’s bonus, and the target bonus opportunity for the year of termination (to be paid at the time such bonuses are paid to the other participants). In the event of such a termination, Mr. Tripodo’s rights under any equity based award will be determined in accordance with the terms of the award agreement or the plan, as applicable; provided, however that in the event such termination occurs at a time when less than 20,000 shares of his 70,500 share initial grant of restricted stock have vested, then an amount of shares of restricted stock shall vest at the time of such termination such that the total number of vested shares of such restricted stock grant shall equal 20,000. In the event of a change in control, as such term is defined in the Employment Agreement, then the Company shall pay Mr. Tripodo an amount equal to two times his base annual salary and bonus opportunity, an amount equal to any unpaid bonus from the previous year, and all equity based awards shall vest. In addition, the Company shall pay Mr. Tripodo an amount equal to the cost of continuation of group health coverage for 18 months.

Executive Vice President and Chief Financial Officer Resigns

As previously disclosed in the Company’s Current Report dated June 11, 2008, A. Wade Pursell resigned as Executive Vice President and Chief Financial Officer of the Company effective June 25, 2008.

In connection with Mr. Pursell’s resignation and consistent with the terms of his Employment Agreement, the Company has entered into a Separation Agreement dated June 25, 2008. The following is a brief summary of the material terms of the Separation Agreement:

•	A $179,508 payment to Mr. Pursell 6 months after the termination of his employment.

•	A $655,491 payment to Mr. Pursell on January 15, 2009.

•	Payment of his medical benefits for one year from the termination of his employment.

•	A payment to Mr. Pursell for accrued but unused vacation.

•	20,734 shares of previously issued but unvested restricted stock awarded to Mr. Pursell shall vest on July 4, 2008.

•
Nonqualified stock options to purchase 5,360 shares of the Company’s stock that were previously awarded but unvested shall vest on July 4, 2008 and the period of exercisability of such options shall be extended until September 4, 2009.

•	A general release of claims by Mr. Pursell.

•	Termination of Mr. Pursell’s existing employment agreement and all rights and obligations thereunder effective July 4, 2008.

The Company also entered into an eighteen-month consulting agreement with Mr. Pursell for transition and advisory consulting services pursuant to which Mr. Pursell will receive monthly consulting fees equal to $30,415.

Member of the Board of Directors Resigns

In connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Tripodo resigned from the Board of Directors effective as of June 25, 2008. In connection with Mr. Tripodo’s resignation from the Audit Committee and the Corporate Governance and Nominating Committee, John Lovoi was appointed to the Audit Committee and William L. Transier will serve as the Chairman of the Audit Committee. In addition, Mr. Lovoi will serve as Chairman of the Compensation Committee, a position previously held by Mr. Transier. James Watt was appointed to succeed Mr. Tripodo on the Company’s Corporate Governance and Nominating Committee.

The descriptions of the provisions of the Separation Agreement and the Employment Agreement are qualified in their entirety by reference to the full and complete terms of such agreements which are attached hereto as Exhibit 10.1 and Exhibit 10.3 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Number	Description
10.1	Separation Agreement by and between Helix Energy Solutions Group, Inc. and A. Wade Pursell effective June 25, 2008.
10.2	Employment Agreement by and between Helix Energy Solutions Group, Inc. and Anthony Tripodo dated June 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2008

HELIX ENERGY SOLUTIONS GROUP, INC.

By: /s/ Alisa B. Johnson
Alisa B. Johnson
Senior Vice President and General Counsel

Index to Exhibits

Exhibit No.	Description
10.1	Separation Agreement by and between Helix Energy Solutions Group, Inc. and A. Wade Pursell effective June 25, 2008.
10.2	Employment Agreement by and between Helix Energy Solutions Group, Inc. and Anthony Tripodo dated June 25, 2008.